UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

BLUELINX HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On June 6, 2008, Georgia-Pacific LLC (“Georgia-Pacific”) provided BlueLinx Corporation (“BlueLinx”) with notice of its intent to terminate, effective May 7, 2010, the Master Purchase, Supply and Distribution Agreement between Georgia-Pacific and BlueLinx dated May 7, 2004, as amended (the “Supply Agreement”). Georgia-Pacific and BlueLinx are currently in discussions regarding a new agreement which would govern the purchase, supply and distribution arrangements between the two parties after May 7, 2010. Georgia-Pacific and BlueLinx are continuing to work together pursuant to the terms of the existing Supply Agreement.

The Supply Agreement details distribution rights by product categories, including exclusivity rights and minimum supply volume commitments from Georgia-Pacific with respect to certain products. This Supply Agreement also details our purchase obligations by product categories, including minimum purchase volume commitments with respect to most of the products supplied to us. In addition, the Supply Agreement also provides for advertising, marketing and promotion arrangements between BlueLinx and Georgia-Pacific for certain products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Matthew R. Nozemack
Matthew R. Nozemack
Secretary

Dated: June 10, 2008